                                                                      Exhibit 21

                        SUBSIDIARIES OF HARTE-HANKS, INC.
                             As of December 31, 2002

                                                               Jurisdiction of
Name of Entity                                                 Organization               % Owned
--------------                                                 ---------------           ---------
The Flyer Publishing Corporation                               Florida                         100%
Harte-Hanks CRM Services UK Limited                            England                         100%
Harte-Hanks Data Services LLC                                  Maryland                        100%
Harte-Hanks Data Technologies LLC                              Delaware                        100%
Harte-Hanks Delaware, Inc.                                     Delaware                        100%
Harte-Hanks Direct, LLC                                        Delaware                        100%/(1)/
Harte-Hanks Direct Marketing/Baltimore, Inc.                   Maryland                        100%
Harte-Hanks Direct Marketing/Cincinnati, Inc.                  Ohio                            100%
Harte-Hanks Direct Marketing/Dallas, L.P.                      Delaware                        100%/(6)/
Harte-Hanks Direct Marketing/Fullerton, Inc.                   California                      100%
Harte-Hanks Direct Marketing/Jacksonville, LLC                 Delaware                        100%/(10)/
Harte-Hanks Direct Marketing/Kansas City, LLC                  Delaware                        100%/(11)/
Harte-Hanks do Brazil Consultoria e Servicos Ltda.             Brazil                          100%/(3)/
Harte-Hanks IRG, Inc.                                          Michigan                        100%
Harte-Hanks Limited                                            England                         100%/(3)/
Harte-Hanks Market Intelligence, Inc.                          California                      100%
Harte-Hanks Market Intelligence Espana LLC                     Colorado                        100%
Harte-Hanks Market Intelligence Europe B.V.                    Netherlands                     100%
Harte-Hanks Market Intelligence GmbH                           Germany                         100%/(4)/
Harte-Hanks Market Intelligence Limited                        Ireland                         100%/(4)/
Harte-Hanks Market Intelligence Limited                        England                         100%/(4)/
Harte-Hanks Market Intelligence SAS                            France                          100%/(4)/
Harte-Hanks Market Research, Inc.                              New Jersey                      100%
Harte-Hanks Partnership, Ltd.                                  Texas                           100%/(5)/
Harte-Hanks Print, Inc.                                        New Jersey                      100%
Harte-Hanks Pty. Limited                                       Australia                       100%/(3)/
Harte-Hanks Response Management/Austin L.P.                    Delaware                        100%/(6)/
Harte-Hanks Response Management/Boston, Inc.                   Massachusetts                   100%
Harte-Hanks Response Management Call Centers, Inc.             Delaware                        100%
Harte-Hanks Response Management Europe                         Belgium                         100%
Harte-Hanks Shoppers, Inc.                                     California                      100%
Harte-Hanks Stock Plan, Inc.                                   Delaware                        100%
Harte-Hanks Teleservices, LLC                                  Delaware                        100%/(2)/
H&R Communications, LLC                                        Delaware                        100%/(2)/
HTS, Inc.                                                      Connecticut                     100%
Information for Marketing Limited (shell corporation)          England                         100%/(7)/
NSO, Inc.                                                      Ohio                            100%
Printing Management Systems, Inc.                              Delaware                        100%
Sales Support Services, Inc.                                   New Jersey                      100%/(8)/
Sales Support Services of Texas, Inc.                          Delaware                        100%/(9)/
Southern Comprint Co.                                          California                      100%
Spectral Resources, Inc.                                       New York                        100%

/(1)/ Owned by Harte-Hanks Response Management Call Centers, Inc. /(2)/ Owned by Harte-Hanks Direct, LLC
/(3)/  Owned by Harte-Hanks Data Technologies LLC
/(4)/  Owned by Harte-Hanks Market Intelligence Europe B.V.
/(5)/  99.5% Owned by Harte-Hanks Delaware, Inc.
         .5% Owned by Harte-Hanks, Inc.
/(6)/  99% Owned by Harte-Hanks Stock Plan, Inc.
        1% Owned by Harte-Hanks Response Management Call Centers, Inc. /(7)/ Owned by Harte-Hanks Limited
/(8)/  Owned by Harte-Hanks Delaware, Inc.
/(9)/  Owned by Sales Support Services, Inc.
/(10)/ Owned by Harte-Hanks Direct Marketing/Cincinnati, Inc.
/(11)/ Owned by Printing Management Systems, Inc.